Exhibit (a)(1)(ii)

LETTER OF TRANSMITTAL

To Tender Preferred Shares (Designated Auction-Rate Preferred Shares Series A, Series B, Series C, Series D and Series E)

of

AllianzGI Convertible & Income Fund

Pursuant to the Offer to Purchase

Dated June 28, 2018

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 27, 2018, UNLESS THE OFFER IS EXTENDED.

The Tender Agent for the Offer is:

American Stock Transfer & Trust Company, LLC

Delivery by Mail should be directed to:	Delivery by Registered, Certified or Express Mail or Overnight Courier or by Hand should be should be directed to:

American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

By Facsimile Transmission:

(718) 234-5001

To Confirm Facsimile Only:

(877) 248-6417 or (718) 921-8317

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

This Letter of Transmittal relates to the offer by AllianzGI Convertible & Income Fund (the “Fund”), a Massachusetts business trust registered under the Investment Company Act of 1940, as amended, to purchase for cash up to 100% of its outstanding preferred shares of beneficial interest, par value $0.00001 per share and liquidation preference of $25,000 per share, designated Auction-Rate Preferred Shares Series A, Series B, Series C, Series D and Series E (the “Preferred Shares”) upon the terms and subject to the conditions set forth in the Offer to Purchase dated June 28, 2018 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal, which, together with the Offer to Purchase, each as amended or supplemented from time to time, together constitute the “Offer.”

DESCRIPTION OF PREFERRED SHARES TENDERED
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Series A Preferred Shares Tendered* (attach Additional Signed List if Necessary)	Series B Preferred Shares Tendered* (attach Additional Signed List if Necessary)	Series C Preferred Shares Tendered* (attach Additional Signed List if Necessary)
	1 ☐ All	1 ☐ All	1 ☐ All
	2 ☐ Partial:	2 ☐ Partial:	2 ☐ Partial:
	Series D Preferred Shares Tendered* (attach Additional Signed List if Necessary)	Series E Preferred Shares Tendered* (attach Additional Signed List if Necessary)
	1 ☐ All	1 ☐ All
	2 ☐ Partial:	2 ☐ Partial:
* Unless otherwise indicated, it will be assumed that all (and not partial) Series A, B, C, D and/or E Shares are being tendered.

If you wish to tender all or any portion of your Series A, B, C, D or E Preferred Shares of the Fund, you should either:

•	tender your Series A, B, C, D and/or E Preferred Shares pursuant to the procedure for book-entry tender set forth in Section 3 of the Offer to Purchase; or

•	request a broker, dealer, commercial bank, trust company or other nominee to effect the transaction for you. If your Preferred Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you should contact such person if you desire to tender your Preferred Shares.

If you desire to tender Series A, B, C, D and/or E Preferred Shares and such Series A, B, C, D and/or E Preferred Shares cannot be delivered to the Tender Agent or you cannot comply with the procedure for book-entry transfer or your other required documents cannot be delivered to the Tender Agent, in any case, by the expiration of the Offer, you must tender such Series A, Series B, Series C, Series D or Series E Preferred Shares pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Questions and requests for assistance or for additional copies of this Letter of Transmittal, the Offer to Purchase or the Notice of Guaranteed Delivery or the Notice of Withdrawal may be directed to American Stock Transfer & Trust Company, LLC (“Tender Agent”), whereby the Tender Agent will fulfill the role of information agent and depositary, at its address or telephone number set forth on the first page of this Letter of Transmittal.

ADDITIONAL INFORMATION REGARDING TENDERED PREFERRED SHARES

PLEASE READ ACCOMPANYING INSTRUCTIONS CAREFULLY.

Name of Tendering Institution

Account Number

Transaction Code Number

Contact Person in Auction Department of Tendering Institution*

Email Address of Contact Person in Auction Department*

Broker-Dealer who submits auction instructions to the Auction Agent on your behalf

☐	CHECK HERE IF TENDERED PREFERRED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT OR CONCURRENTLY BEING SENT TO THE TENDER AGENT AND COMPLETE THE FOLLOWING:

Name(s) of Tendering Holder(s) of Preferred Shares

Date of Execution of Notice of Guaranteed Delivery

Name of Institution which Guaranteed Delivery

*	If there is no established Auction Department, please include contact information for the party that submits auction instructions for Preferred Shares.

Ladies and Gentlemen:

The undersigned hereby tenders to AllianzGI Convertible & Income Fund, a Massachusetts business trust (the “Fund”), the above-described preferred shares of beneficial interest, par value $0.00001 per share and liquidation preference of $25,000 per share, designated Auction-Rate Preferred Shares Series A, B, C, D and/or Series E, pursuant to the Fund’s offer to purchase up to 100% of its outstanding Preferred Shares, upon the terms and subject to the conditions set forth in the Fund’s Offer to Purchase dated June 28, 2018 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and this Letter of Transmittal (the “Letter of Transmittal”) which, together with the Offer to Purchase, each as amended or supplemented from time to time, constitutes the “Offer.” The price to be paid for the Preferred Shares is an amount per share, net to the seller in cash, equal to 94% of the liquidation preference of $25,000 per share (or $23,500 per share, the “Closing Amount”), plus any unpaid dividends accrued through the Expiration Date (as defined in the Offer to Purchase), less any applicable withholding taxes and without interest, and subject to the conditions set forth in the Offer, if properly tendered and not withdrawn prior to the Expiration Date. The Offer by the Fund is not conditioned on any minimum number of Preferred Shares being validly tendered and not withdrawn prior to the expiration of the Offer but is subject to other conditions as outlined in the Offer and in the related Letter of Transmittal.

Upon the terms and subject to the conditions of the Offer and effective upon acceptance for payment of and payment for the Preferred Shares tendered herewith, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Fund all right, title and interest in and to all the Preferred Shares that are being tendered hereby and appoints the Tender Agent as the true and lawful agent and attorney-in-fact of the undersigned with respect to such Preferred Shares, with full knowledge that the Tender Agent also acts as the agent of the Fund, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to:

(i)	transfer ownership of such Preferred Shares on the account books maintained by the Book-Entry Transfer Facility (as defined in the Offer to Purchase), as applicable, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Fund;

(ii)	present such Preferred Shares for transfer on the books of the Fund; and

(iii)	receive all benefits and otherwise exercise all rights of beneficial ownership of such Preferred Shares, subject to the next paragraph, all in accordance with the terms and subject to the conditions of the Offer.

The undersigned hereby covenants, represents and warrants to the Fund that:

(i)	the undersigned has full power and authority to tender, sell, assign and transfer the Preferred Shares tendered hereby and that when and to the extent the same are accepted for payment by the Fund, the Fund will acquire good, marketable and unencumbered title thereto, free and clear of all security interest, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer of the Preferred Shares and not subject to any adverse claims;

(ii)	the undersigned understands that tenders of Preferred Shares pursuant to any of the procedures described in Section 3 of the Offer to Purchase and in the instructions to this Letter of Transmittal will constitute the undersigned’s acceptance of the terms and conditions of the Offer;

(iii)	the undersigned will, upon request, execute and deliver any additional documents deemed by the Tender Agent or the Fund to be necessary or desirable to complete the sale, assignment and transfer of the Preferred Shares tendered hereby; and

(iv)	the undersigned has read, understands and agrees to all the terms of the Offer.

All authority herein conferred or agreed to be conferred by this Letter of Transmittal shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and legal representatives of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

The purchase price of each Preferred Share will equal 94% of the liquidation preference of $25,000 per share (or $23,500 per share), plus any unpaid dividends accrued through the Expiration Date, less any applicable withholding taxes and without interest. All Preferred Shares validly tendered on or before the Expiration Date of the Offer and not properly withdrawn will be purchased, subject to the terms and conditions of the Offer. If any tendered Preferred Shares are not accepted for payment pursuant to the terms and conditions of the Offer for any reason, such Preferred Shares will be returned without expense to the holder of Preferred Shares (“Preferred Shareholder”) in accordance with Section 5 of the Offer to Purchase.

The undersigned understands that tenders of Preferred Shares pursuant to any one of the procedures described in Section 3 of the Offer to Purchase and in the instructions hereto will constitute a binding agreement between the undersigned and the Fund upon the terms and subject to the conditions of the Offer. The undersigned acknowledges that under no circumstances will the Fund pay interest on the purchase price, including, without limitation, by reason of any delay in making payment.

The undersigned recognizes that, under the circumstances set forth in the Offer to Purchase, the Fund may terminate or amend the Offer; may postpone the acceptance for payment of, or the payment for, Preferred Shares tendered; or may accept for payment fewer than all of the Preferred Shares tendered.

Checks for the Closing Amount will be issued and mailed and any Certificate(s) not tendered or not accepted for payment will be issued or returned in the name(s) of the registered holder(s) appearing under “Description of Shares Tendered.” Any Shares tendered herewith by book-entry transfer that are not accepted for payment will be credited back to the account at the Book-Entry Transfer Facility designated above.

SIGN HERE

(Please complete and return the IRS Form W-9 attached)*

(Signature(s) of Owners)

Dated:

Name(s):

(Please Print)

Capacity (full title and location signed):

Address:

(Include Zip Code)

Area Code and Telephone Number:

(Must be signed by registered holder(s) exactly as name(s) appear(s) on a security position listing or by person(s) authorized to become registered holder(s) by certificate(s) and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and location of signing and see Instruction 3.)

Guarantee Of Signature(s)

(See Instructions 1 and 3)

Authorized Signature:

Name:

Title:

(Please Type or Print)

Name of Firm:

Address:

(Include Zip Code)

Area Code and Telephone No.:

Dated:

*	A non-U.S. Preferred Shareholder should NOT complete and return the attached Form W-9, but should instead contact the Tender Agent or its broker, dealer, commercial bank, trust company or other nominee for the appropriate certification (e.g., W-8BEN, W-8BEN-E, W-8ECI or W-8EXP). A non-U.S. Preferred Shareholder is any shareholder other than (i) a citizen or resident of the U.S., (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes), partnership or other entity created or organized in or under the laws of the U.S., any State or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of the source of the income, or (iv) a trust if it (x) is subject to the supervision of a court within the U.S. and one or more U.S. persons has the authority to control all substantial decisions of the trust or (y) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

1. Guarantee of Signatures. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program (each, an “Eligible Institution”). Signatures on this Letter of Transmittal need not be guaranteed (a) if this Letter of Transmittal is signed by the registered owner(s) (which term, for purposes of this document, includes any participant in any of Depositary Trust Company’s (“DTC”) systems whose name appears on a security position listing as the owner of the Preferred Shares) of Preferred Shares tendered herewith or (b) if such Preferred Shares are tendered for the account of an Eligible Institution.

2. Delivery of Letter of Transmittal and Book-Entry Confirmations. If tenders are to be made pursuant to the procedures for tender by book-entry transfer set forth in Section 3 of the Offer to Purchase, an Agent’s Message (as defined below) must be utilized. A manually executed facsimile of this document may be used in lieu of the original. Confirmation of any book-entry transfer into American Stock Transfer & Trust Company, LLC’s (the “Depositary”) account at DTC of Preferred Shares tendered by book-entry transfer (“Book Entry Confirmation”), as well as this Letter of Transmittal properly completed and duly executed with an Agent’s Message, and any other documents required by this Letter of Transmittal, must be received by the Depositary at its address set forth herein prior to the Expiration Date (unless the tender is made during a subsequent offering period, if one is provided, in which case the Preferred Shares, the Letter of Transmittal and other documents must be received prior to the expiration of the subsequent offering period).

Stockholders who cannot complete the procedures for book-entry transfer prior to the Expiration Date may nevertheless tender their Preferred Shares by properly completing and duly executing a Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Pursuant to such procedure: (a) such tender must be made by or through an Eligible Institution, (b) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Fund must be received by the Depositary prior to the Expiration Date (or prior to the expiration of the subsequent offering period, as applicable), and (c) a Book Entry Confirmation with respect to such Preferred Shares, this Letter of Transmittal (or facsimile thereof), properly completed and duly executed with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message), and all other documents required by this Letter of Transmittal, if any, must be received by the Depositary within two days after the date of execution of such Notice of Guaranteed Delivery.

The term “Agent’s Message” means a message, transmitted through electronic means by DTC to, and received by, the Depositary and forming part of a Book Entry Confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the Preferred Shares which are the subject of such Book Entry Confirmation that such participant has received and agrees to be bound by the terms of this Letter of Transmittal and that the Fund may enforce such agreement against the participant. The term “Agent’s Message” also includes any hard copy printout evidencing such message generated by a computer terminal maintained at the Depositary’s office. For Preferred Shares to be validly tendered during any subsequent offering period, the tendering stockholder must comply with the foregoing procedures, except that the required documents must be received before the expiration of the subsequent offering period and no guaranteed delivery procedure will be available during a subsequent offering period.

THE METHOD OF DELIVERY OF THE PREFERRED SHARES, THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC, IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. DELIVERY OF ALL SUCH DOCUMENTS WILL BE DEEMED MADE AND RISK OF LOSS SHALL PASS ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY BY BOOK ENTRY CONFIRMATION. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT ALL SUCH DOCUMENTS BE SENT BY PROPERLY INSURED REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

No alternative, conditional or contingent tenders will be accepted and no fractional Preferred Shares will be purchased. All tendering stockholders, by execution of this Letter of Transmittal (or facsimile thereof), waive any right to receive any notice of the acceptance of their Preferred Shares for payment.

All questions as to the proper completion or execution of any Letter of Transmittal, Notice of Guaranteed Delivery or other required documents, will be determined by the Fund in its sole and absolute discretion (which may delegate power in whole or in part to the Depositary) which determination will be final and binding. The Fund reserves the absolute right to reject any and all tenders determined by it not to be in proper form or the acceptance for payment of or payment for which may be unlawful. The Fund also reserves the absolute right to waive any defect or irregularity in the surrender of any Preferred Shares whether or not similar defects or irregularities are waived in the case of any other stockholder. A surrender will not be deemed to have been validly made until all defects and irregularities have been cured or waived. The Fund and the Depositary shall make reasonable efforts to notify any person of any defect in any Letter of Transmittal submitted to the Depositary.

3. Signatures on Letter of Transmittal; Stock Powers and Endorsements. If any Preferred Shares tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal. If any tendered Preferred Shares are registered in the names of different holder(s), it will be necessary to complete, sign and submit as many separate Letters of Transmittal (or facsimiles thereof) as there are different registrations of such Preferred Shares.

If this Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Fund of their authority so to act must be submitted.

4. Transfer Taxes. The amount of any stock or share transfer taxes imposed in respect of the Preferred Shares tendered in connection with the Offer, including, without limitation, such taxes imposed for a reason other than the sale or transfer of Preferred Shares to the Fund pursuant to its Offer, whether such taxes are imposed on the registered holder(s), any other person to whom Preferred Shares are to be returned or the purchase price is to be paid, or otherwise, including any such taxes due in respect of (a) Preferred Shares tendered but not purchased, including such Preferred Shares that are to be returned in the name of a person other than the registered holder(s), or (b) Preferred Shares the purchase price for which is paid to a person other than the registered holder(s), will be for the stockholder’s account and will not be borne by the Fund. Stockholders should consult their own tax advisors concerning the tax consequences of participating in the Offer in light of their particular situations.

5. Special Payment and Delivery Instructions. If a check for the purchase price is to be issued to, a person other than the signer(s) of this Letter of Transmittal or to an address other than that shown in the box titled “Description of Preferred Shares Tendered” above, the appropriate boxes on this Letter of Transmittal should be completed. Stockholders delivering Preferred Shares tendered hereby or by Agent’s Message by book-entry transfer may request that Preferred Shares not purchased be credited to an account maintained at DTC. If no such instructions are given, all such Preferred Shares not purchased will be returned by crediting the same account at DTC as the account from which such Preferred Shares were delivered.

6. Requests for Assistance or Additional Copies. Questions or requests for assistance may be directed to the Information Agent at their address and telephone number set forth below or to your broker, dealer, commercial bank or trust company. Additional copies of the Offer to Purchase, this Letter of Transmittal, the Notice of Guaranteed Delivery and other tender offer materials may be obtained from the Information Agent as set forth below, and will be furnished at the Fund’s expense.

7. Backup Withholding. Under U.S. federal income tax laws, the applicable withholding agent will be required to withhold a portion of the amount of any payments made to certain stockholders. In order to avoid such backup withholding, each tendering stockholder or payee that is a United States person for U.S. federal income tax purposes, must provide the applicable withholding agent with such stockholder’s or payee’s correct taxpayer identification number (“TIN”) and certify that such stockholder or payee is not subject to such backup withholding by completing the attached IRS Form W-9. If such stockholder is an individual, the TIN is such stockholder’s Social Security number. Certain stockholders or payees (including, among others, corporations, non-resident foreign individuals and foreign entities) are not subject to these backup withholding and reporting requirements. A tendering stockholder who is a foreign individual or a foreign entity should complete, sign, and submit to the applicable withholding agent the appropriate IRS Form W-8, signed under penalties of perjury, attesting to such stockholder or payee’s foreign status or otherwise establishing an exemption. The appropriate IRS Form W-8 may be obtained from the Depositary or downloaded from the Internal Revenue Service’s website at the following address: http://www.irs.gov. Failure to complete the IRS Form W-9 or applicable IRS Form W-8 will not, by itself, cause Preferred Shares to be deemed invalidly tendered, but may require the applicable withholding agent to withhold a portion of the amount of any payments made of the offer price pursuant to the Offer.

Certain stockholders or payees (including, among others, corporations) who are exempt recipients are not subject to backup withholding. See the enclosed copy of the IRS Form W-9 and the instructions to IRS Form W-9. Exempt stockholders or payees that are United States persons should furnish their TIN, check the appropriate box on the IRS Form W-9 and sign, date and return the IRS Form W-9 to the applicable withholding agent in order to confirm exempt status and avoid erroneous backup withholding.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS if eligibility is established and appropriate procedure is followed.

Please consult your accountant or tax advisor for further guidance regarding the completion of IRS Form W-9, IRS Form W-8BEN, or another version of IRS Form W-8 to claim exemption from backup withholding, or contact the Depositary.

NOTE: FAILURE TO COMPLETE AND RETURN THE FORM W-9 OR APPROPRIATE FORM W-8, AS APPLICABLE, MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE “IMPORTANT TAX INFORMATION” SECTION BELOW. YOU ARE HEREBY NOTIFIED THAT YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

8. Waiver of Conditions. Subject to the terms and conditions of the Offer to Purchase and the applicable rules and regulations of the Securities and Exchange Commission, the conditions of the Offer may be waived by the Fund in whole or in part at any time and from time to time in its sole discretion.

IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A MANUALLY EXECUTED FACSIMILE COPY THEREOF) OR AN AGENT’S MESSAGE, TOGETHER WITH BOOK-ENTRY CONFIRMATION OR A PROPERLY COMPLETED AND DULY EXECUTED NOTICE OF GUARANTEED DELIVERY AND ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE EXPIRATION DATE.

IMPORTANT TAX INFORMATION

Under United States federal income tax law, a stockholder that is a non-exempt United States person for U.S. federal income tax purposes whose tendered Preferred Shares are accepted for payment must provide the applicable withholding agent with such stockholder’s correct TIN on IRS Form W-9 below in order to avoid backup withholding. If such stockholder is an individual, the TIN is such stockholder’s Social Security number. If the applicable withholding agent is not provided with the correct TIN, the stockholder may be subject to penalties imposed by the Internal Revenue Service (“IRS”) and payments that are made to such stockholder with respect to Preferred Shares purchased pursuant to the Offer, may be subject to backup withholding.

If backup withholding applies, the applicable withholding agent is required to withhold a percentage of any payments made to the stockholder pursuant to the Offer. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained from the IRS provided that the required information is furnished to the IRS.

IRS Form W-9 and Form W-8

To prevent backup withholding on payments that are made to a stockholder with respect to Preferred Shares tendered pursuant to the Offer, a stockholder that is a United States person is required to notify the applicable withholding agent of such stockholder’s correct TIN by completing the IRS Form W-9 certifying, under penalties of perjury, (i) that the TIN provided on the IRS Form W-9 is correct (or that such stockholder is awaiting a TIN (see “What Number to Give the Withholding Agent”, below)), (ii) that such stockholder is not subject to backup withholding because (a) such stockholder has not been notified by the IRS that such stockholder is subject to backup withholding as a result of a failure to report all interest or dividends, (b) the IRS has notified such stockholder that such stockholder is no longer subject to backup withholding or (c) such stockholder is exempt from backup withholding, and (iii) that such stockholder is a United States person.

Certain stockholders or payees (including, among others, corporations) who are exempt recipients are not subject to backup withholding. See the enclosed copy of the IRS Form W-9 and the instructions to IRS Form W-9. Exempt stockholders or payees that are United States persons must furnish their TIN, check the appropriate box on the IRS Form W-9 and sign, date and return the IRS Form W-9 to the applicable withholding agent in order to confirm exempt status and avoid erroneous backup withholding.

A foreign stockholder or other payee that is not a United States person may qualify as an exempt recipient by providing the applicable withholding agent with a properly completed and signed IRS Form W-8BEN or IRS Form W- 8BEN-E, as applicable, or other appropriate IRS Form W-8, signed under penalties of perjury, attesting to such stockholder or payee’s foreign status or by otherwise establishing an exemption. An appropriate IRS Form W-8 may be obtained from the Depositary or the IRS website (www.irs.gov).

What Number to Give the Withholding Agent

Each stockholder that is a United States person for U.S. federal income tax purposes is generally required to give the applicable withholding agent its Social Security number or employer identification number in order to avoid backup withholding. If the tendering stockholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, the stockholder should write “Applied For” in Part I, sign and date the Form W-9. Notwithstanding that “Applied For” is written in Part I, the applicable withholding agent will withhold a percentage of all payments of the purchase price to such stockholder until a TIN is provided to the applicable withholding agent. Such amounts will be refunded to such surrendering stockholder if a TIN is provided to the applicable withholding agent within 60 days. We note that your IRS Form W-9, including your TIN, may be transferred from the Depositary to the Paying Agent, in certain circumstances.

Please consult your accountant or tax advisor for further guidance regarding the completion of IRS Form W-9, IRS Form W-8BEN, or another version of IRS Form W-8 to claim exemption from backup withholding, or contact the Depositary.

Form **W-9**
(Rev. November 2017)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

▶ Go to *www.irs.gov/FormW9* for instructions and the latest information.

Give Form to the requester. Do not send to the IRS.

Print or type. See **Specific Instructions** on page 3.

1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.

2 Business name/disregarded entity name, if different from above

3 Check appropriate box for federal tax classification of the person whose name is entered on line 1. Check only **one** of the following seven boxes.

☐ Individual/sole proprietor or single-member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=Partnership) ▶ ______

Note: Check the appropriate box in the line above for the tax classification of the single-member owner. Do not check LLC if the LLC is classified as a single-member LLC that is disregarded from the owner unless the owner of the LLC is another LLC that is **not** disregarded from the owner for U.S. federal tax purposes. Otherwise, a single-member LLC that is disregarded from the owner should check the appropriate box for the tax classification of its owner.

☐ Other (see instructions) ▶

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):

Exempt payee code (if any) ______

Exemption from FATCA reporting code (if any) ______

(Applies to accounts maintained outside the U.S.)

5 Address (number, street, and apt. or suite no.) See instructions.

Requester's name and address (optional)

6 City, state, and ZIP code

7 List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN,* later.

Note: If the account is in more than one name, see the instructions for line 1. Also see *What Name and Number To Give the Requester* for guidelines on whose number to enter.

Social security number

☐☐☐ – ☐☐ – ☐☐☐☐

or

Employer identification number

☐☐ – ☐☐☐☐☐☐☐

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (defined below); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later.

Sign Here **Signature of U.S. person ▶** **Date ▶**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to *www.irs.gov/FormW9.*

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following.

- Form 1099-INT (interest earned or paid)
- Form 1099-DIV (dividends, including those from stocks or mutual funds)
- Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)
- Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)
- Form 1099-S (proceeds from real estate transactions)
- Form 1099-K (merchant card and third party network transactions)
- Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)
- Form 1099-C (canceled debt)
- Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding, *later.*

Cat. No. 10231X

Form **W-9** (Rev. 11-2017)

Form W-9 (Rev. 11-2017) Page 2

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See *What is FATCA reporting*, later, for further information.

Note: If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

• An individual who is a U.S. citizen or U.S. resident alien;

• A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;

• An estate (other than a foreign estate); or

• A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners' share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States.

• In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity;

• In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and

• In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items.

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the instructions for Part II for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See *Exempt payee code*, later, and the separate Instructions for the Requester of Form W-9 for more information.

Also see *Special rules for partnerships*, earlier.

What is FATCA Reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See *Exemption from FATCA reporting code*, later, and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Form W-9 (Rev. 11-2017) Page 3 Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties. Specific Instructions Line 1 You must enter one of the following on this line; do not leave this line blank. The name should match the name on your tax return. If this Form W-9 is for a joint account (other than an account maintained by a foreign financial institution (FFI)), list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. If you are providing Form W-9 to an FFI to document a joint account, each holder of the account that is a U.S. person must provide a Form W-9. a. Individual. Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name. Note: ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application. b. Sole proprietor or single-member LLC. Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or "doing business as" (DBA) name on line 2. c. Partnership, LLC that is not a single-member LLC, C corporation, or S corporation. Enter the entity's name as shown on the entity's tax return on line 1 and any business, trade, or DBA name on line 2. d. Other entities. Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2. e. Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a "disregarded entity." See Regulations section 301.7701-2(c)(2)(iii). Enter the owner's name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on line 2, "Business name/disregarded entity name." If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN. Line 2 If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2. Line 3 Check the appropriate box on line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box on line 3. IF the entity/person on line 1 is THEN check the box for a(n) " Corporation Corporation " Individual Individual/sole proprietor or single- " Sole proprietorship, or member LLC " Single-member limited liability company (LLC) owned by an individual and disregarded for U.S. federal tax purposes. " LLC treated as a partnership for Limited liability company and enter U.S. federal tax purposes, the appropriate tax classification. " LLC that has filed Form 8832 or (P= Partnership; C= C corporation; 2553 to be taxed as a corporation, or S= S corporation) or " LLC that is disregarded as an entity separate from its owner but the owner is another LLC that is not disregarded for U.S. federal tax purposes. " Partnership Partnership " Trust/estate Trust/estate Line 4, Exemptions If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space on line 4 any code(s) that may apply to you. Exempt payee code. " Generally, individuals (including sole proprietors) are not exempt from backup withholding. " Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends. " Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions. " Corporations are not exempt from backup withholding with respect to attorneys' fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC. The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4. 1-An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2) 2-The United States or any of its agencies or instrumentalities 3-A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities 4-A foreign government or any of its political subdivisions, agencies, or instrumentalities 5-A corporation 6-A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession 7-A futures commission merchant registered with the Commodity Futures Trading Commission 8-A real estate investment trust 9-An entity registered at all times during the tax year under the Investment Company Act of 1940 10-A common trust fund operated by a bank under section 584(a) 11-A financial institution 12-A middleman known in the investment community as a nominee or custodian 13-A trust exempt from tax under section 664 or described in section 4947

Form W-9 (Rev. 11-2017) Page 4 The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13. IF the payment is for THEN the payment is exempt for Interest and dividend payments All exempt payees except for 7 Broker transactions Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012. Barter exchange transactions and Exempt payees 1 through 4 patronage dividends Payments over $600 required to be Generally, exempt payees reported and direct sales over 1 through 52 $5,0001 Payments made in settlement of Exempt payees 1 through 4 payment card or third party network transactions 1 See Form 1099-MISC, Miscellaneous Income, and its instructions. 2 However, the following payments made to a corporation andreportable on Form 1099-MISC are not exempt from backupwithholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency. Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with "Not Applicable" (or any similar indication) written or printed on the line for a FATCA exemption code. A-An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37) B-The United States or any of its agencies or instrumentalities C-A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities D-A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i) E-A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i) F-A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state G-A real estate investment trust H-A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940 I-A common trust fund as defined in section 584(a) J-A bank as defined in section 581 K-A broker L-A trust exempt from tax under section 664 or described in section 4947(a)(1) M-A tax exempt trust under a section 403(b) plan or section 457(g) plan Note: You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed. Line 5 Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. If this address differs from the one the requester already has on file, write NEW at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records. Line 6 Enter your city, state, and ZIP code. Part I. Taxpayer Identification Number (TIN) Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below. If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner's SSN (or EIN, if the owner has one). Do not enter the disregarded entity's EIN. If the LLC is classified as a corporation or partnership, enter the entity's EIN. Note: See What Name and Number To Give the Requester, later, for further clarification of name and TIN combinations. How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at www.SSA.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/Businesses and clicking on Employer Identification Number (EIN) under Starting a Business. Go to www.irs.gov/Forms to view, download, or print Form W-7 and/or Form SS-4. Or, you can go to www.irs.gov/OrderForms to place an order and have Form W-7 and/or SS-4 mailed to you within 10 business days. If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester. Note: Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon. Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8. Part II. Certification To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, 4, or 5 below indicates otherwise. For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see Exempt payee code, earlier. Signature requirements. Complete the certification as indicated in items 1 through 5 below.

Form W-9 (Rev. 11-2017) Page 5

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), ABLE accounts (under section 529A), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account) other than an account maintained by an FFI	The actual owner of the account or, if combined funds, the first individual on the account[1]
3. Two or more U.S. persons (joint account maintained by an FFI)	Each holder of the account
4. Custodial account of a minor (Uniform Gift to Minors Act)	The minor[2]
5. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]
b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]
6. Sole proprietorship or disregarded entity owned by an individual	The owner[3]
7. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulations section 1.671-4(b)(2)(i)(A))	The grantor*

For this type of account:	Give name and EIN of:
8. Disregarded entity not owned by an individual	The owner
9. A valid trust, estate, or pension trust	Legal entity[4]
10. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
11. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
12. Partnership or multi-member LLC	The partnership
13. A broker or registered nominee	The broker or nominee
14. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
15. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulations section 1.671-4(b)(2)(i)(B))	The trust

[1] List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

[2] Circle the minor's name and furnish the minor's SSN.

[3] You must show your individual name and you may also enter your business or DBA name on the "Business name/disregarded entity" name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4] List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see *Special rules for partnerships,* earlier.

***Note:** The grantor also must provide a Form W-9 to trustee of trust.

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records From Identity Theft

Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

- Protect your SSN,
- Ensure your employer is protecting your SSN, and
- Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Pub. 5027, Identity Theft Information for Taxpayers.

Victims of identity theft who are experiencing economic harm or a systemic problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

Form W-9 (Rev. 11-2017) Page 6 The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts. If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at spam@uce.gov or report them at www.ftc.gov/complaint. You can contact the FTC at www.ftc.gov/idtheft or 877-IDTHEFT (877-438-4338). If you have been the victim of identity theft, see www.IdentityTheft.gov and Pub. 5027. Visit www.irs.gov/IdentityTheft to learn more about identity theft and how to reduce your risk. Privacy Act Notice Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

The Depositary for the Offer to Purchase is:

Delivery by Mail should be directed to:	If delivering by hand, express mail, courier, or other expedited service:
American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	American Stock Transfer & Trust Co., LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

Any questions or requests for assistance may be directed to the Information Agent at its telephone number and location listed below. Requests for additional copies of this Offer to Purchase and the Letter of Transmittal may be directed either to the Information Agent the telephone number and location listed below. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:

AST Fund Solutions, LLC

Call Toll Free: (877) 361-7967